UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”) is engaged in discussions with various stakeholders, including parties holding substantial positions across the Company’s capital structure and representatives of the Opioid Master Disbursement Trust II (the “Trust”). The Board is actively evaluating the Company’s capital needs in light of its obligations under its opioid settlement and its long-term debt, and is considering options, including transactions that have been proposed by holders of various series of the Company’s indebtedness and other Company stakeholders, as well as the viewpoints of various parties in interest.

On June 14, 2023, the Board approved a variety of actions and programs focused on executive retention and incentive matters. The Board took these actions in light of the Company’s ongoing evaluation of its financial situation and consideration of strategic alternatives and after consideration by the Human Resources and Compensation Committee of the Board, which received advice from its external compensation consultant, and based on the recommendation of the independent directors of the Board.

Retention Arrangements

On June 14, 2023, the Board approved a Key Employee Retention Plan (the “KERP”) for certain of its key officers, including the Company named executive officers who are set forth in the table below. Under the KERP, each participating named executive officer has received a retention bonus (the “Retention Bonus”) equal to 150% of such participant’s current base salary, with the Retention Bonus advanced and prepaid subject to the terms and conditions set forth in such participant’s retention letter (each, a “Retention Letter”), including repayment of the net after-tax value of the Retention Bonus if it is not earned on the terms and conditions described below. Each such participant will earn (and not have to repay) his or her Retention Bonus if the participant is employed by a Company entity on the earlier of (a) June 14, 2024 and (b) if the Company files for protection under Chapter 11, or any other provision, of the U.S. Bankruptcy Code, either the effective date of the Company’s plan of reorganization or liquidation or the date on which such Chapter 11 case is dismissed or converted to a case under Chapter 7 of the U.S. Bankruptcy Code, as applicable (such earlier date, the “Vesting Date”). Each such participant will also earn (and not have to repay) the applicable Retention Bonus in full if the participant’s employment is terminated by the Company without Cause (as defined in the Retention Letter) or by reason of disability or death prior to the Vesting Date, and the participating named executive officer timely signs and does not revoke the Company’s standard general release of claims.

The table below shows the Retention Bonus that each participating named executive officer is entitled to receive under the KERP:

Name	Title	Current Base Salary (in thousands)	Retention Bonus (in thousands)
Bryan Reasons	EVP & Chief Financial Officer	$630	$945
Henriette Nielsen	EVP & Chief Transformation Officer	$620	$930
Mark Tyndall	EVP, Chief Legal Officer & Corporate Secretary	$575	$862.5
Stephen Welch	EVP & Head of Specialty Generics	$450	$675

Incentive Arrangements

On June 14, 2023, the Board also approved a cash-based Key Employee Incentive Plan (the “KEIP”) that replaces the Company’s existing 2023 short-term incentive (“STI”) and 2023 long-term incentive (“LTI”) programs for certain of its key officers, including the named executive officers who are set forth in the table below. Pursuant to the KEIP, each participating named executive officer is entitled to a target award under the KEIP equal to the sum of 100% of such participant’s 2023 STI target bonus opportunity and 70% (the “LTI Equivalent Percentage”) of the applicable participant’s target 2023 LTI award value. The level of actual payout under the KEIP is subject to (i) the achievement of the performance measures approved by the Board, consisting of Adjusted EBITDA and Adjusted Free Cash Flow, with a weighting of 50% of each, and (ii) a maximum achievement of 200% of the respective bonus targets (the “Maximum Amount”).

The KEIP has two performance periods: December 31, 2022 to June 30, 2023 and July 1 to December 29, 2023. The table below shows the target award payout amounts for each participating named executive officer under the KEIP.

Name	Title	Annualized Target KEIP (in thousands)
Bryan Reasons	EVP & Chief Financial Officer	$2,223
Henriette Nielsen	EVP & Chief Transformation Officer	$2,005
Mark Tyndall	EVP, Chief Legal Officer & Corporate Secretary	$1,621
Stephen Welch	EVP & Head of Specialty Generics	$1,110

In the event that the Company files for bankruptcy under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”), the LTI Equivalent Percentage will be reduced to 60% instead of 70%, and the Maximum Amount shall be reduced to 150% instead of 200%. The table below shows the revised target award payout amounts for each participating named executive officer under the KEIP in the event of a Bankruptcy Filing.

Name	Title	Annualized Target KEIP (in thousands)
Bryan Reasons	EVP & Chief Financial Officer	$1,973
Henriette Nielsen	EVP & Chief Transformation Officer	$1,785
Mark Tyndall	EVP, Chief Legal Officer & Corporate Secretary	$1,451
Stephen Welch	EVP & Head of Specialty Generics	$990

As the KEIP replaces the Company’s 2023 STI and 2023 LTI programs, participation in the KEIP is subject to the cancelation of the applicable participating named executive officer’s prior 2023 LTI program grants, which were made on April 3, 2023 and are set forth below:

Name	Title	Restricted Stock Units	Performance Stock Units
Bryan Reasons	EVP & Chief Financial Officer	168,237	132,884
Henriette Nielsen	EVP & Chief Transformation Officer	148,049	116,938
Mark Tyndall	EVP, Chief Legal Officer & Corporate Secretary	114,402	90,361
Stephen Welch	EVP & Head of Specialty Generics	80,754	63,784

Sigurdur Olafsson, the Company’s chief executive officer, has elected not to participate in the KERP or the KEIP, except that his STI participation and payment eligibility schedule for 2023 will be on the semi-annual schedule set forth in the KEIP. His annualized STI target of 135% of base salary remains unchanged.

The Board also approved amendments to the employment agreements of Mr. Olafsson and each other named executive officer identified above (the “Employment Agreement Amendments”) to provide that in the event of a severance-qualifying termination, the non-competition covenant in the applicable executive’s current employment agreement will apply only if the applicable severance benefits are paid in full.

The foregoing descriptions of the Retention Letter and the Employment Agreement Amendments are not complete and are qualified in their entirety by reference to the form of Retention Letter and form of Employment Agreement Amendment, respectively, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Retention Letter.
10.2	Form of Employment Agreement Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report that are not strictly historical, including statements regarding the Board’s ongoing evaluation and consideration of alternatives and related actions and discussions, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in the Company’s business strategy and performance; the Company’s ability to access the capital markets now or in the future; the liquidity, results of operations and businesses of the Company and its subsidiaries; the effects of the Company’s determination not to make certain interest payments due to certain of its creditors; the possibility that the Company and/or certain of its subsidiaries voluntarily initiate proceedings under Chapter 11 of the U.S. Bankruptcy Code or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on the Company’s liquidity, results of operations and business; governmental investigations and inquiries, regulatory actions and lawsuits; actions taken by third parties, including the Company’s creditors, the Trust and other stakeholders; court actions; the Company’s ability to achieve expected benefits from its prior restructuring activities; the Company’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the Company’s ability to generate sufficient cash to service indebtedness; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	June 21, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary